SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 21, 2003

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
 (State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
   of incorporation)                                      Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


Item  5.  Other  Events

On July 21, 2003, Pathfinder Bancorp, Inc. issued the enclosed second quarter earnings release.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

EXHIBIT  99        EARNINGS  RELEASE  DATED  JULY  21,  2003

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  July  21,  2003            By:  /s/  Thomas  W.  Schneider

                                          -------------------------------------
                                          Thomas  W.  Schneider
                                          President  and  Chief  Executive
                                          Officer



                                  EXHIBIT  INDEX


The  following  Exhibit  is  filed  as  part  of  this  report:

Exhibit  99      Press  Release


                                   EXHIBIT  99

CONTACT:     Thomas  W.  Schneider  -  President,  CEO
             James  A.  Dowd  -  Vice  President,  CFO
             Telephone:  (315)  343-0057

PATHFINDER  BANCORP,  INC.  ANNOUNCES  SECOND  QUARTER  EARNINGS

Oswego, New York, July 21, 2003 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp) reported net income of $516,000, or $0.21 per share, for the quarter ended June 30, 2003 as compared to $360,000, or $.14, per share for the same period in 2002. For the six months ended June 30, 2003, the Company reported net income of $1.0 million, or $0.42 per share, compared to $911,000, or $0.36 per share, for the same period in 2002.


"Results for the first half of the year reflect the strength of the Company's balance sheet which allowed us to maintain a strong net interest rate spread in this historically low interest rate environment," according to Thomas W. Schneider, President and Chief Executive Officer. "The spread maintenance and fee income growth have allowed us to absorb increased operating costs resulting from branch expansion, high residential loan volumes and enhanced internal controls."

Net interest income for the quarter ended June 30, 2003, increased 7% to $2.3 million when compared to the same period during 2002. Interest expense decreased $197,000 partially offset by a slight decrease in interest income of $37,000. Net interest spread increased to 3.60% for the quarter ended June 30, 2003 from 3.53% for the same period in 2002. Interest earning assets increased 2% to $258.8 million as compared to $253.3 million at December 31, 2002. The increase in earning assets is primarily attributable to a $4.4 million increase in investment securities, a $2.0 million increase in mortgage loans held for sale, and a $4.1 million increase in net loans receivable, partially offset by a $5.2 million decrease in interest earning deposits.

Provision for loan losses for the quarter ended June 30, 2003 decreased 71% to $260,000 from $907,000 for the same period in 2002. The Company had non-performing loans of $1.3 million at June 30, 2003. The allowance for loan losses to non-performing loans and to total loans was 124% and .86%, respectively, at June 30, 2003.

The Company's non-interest income is principally comprised of fees on deposit accounts and transactions, loan servicing, commissions, and net securities and loan sale gains and losses. Non-interest income, exclusive of net gains and losses from the sale of securities, loans and other real estate, increased 21% to $483,000 for the quarter ended June 30, 2003 compared to $399,000 for the same period in the prior year. The increase in non-interest income is primarily attributable to a $61,000 increase in service charges on deposit accounts and a $27,000 increase in other charges commissions and fees. Net gains and losses from the sale of securities, loans and other real estate decreased 31% to $491,000 for the quarter ended June 30, 2003 compared to $712,000 for the same period in the prior year.

Operating expenses increased 24% to $2.3 million for the quarter ended June 30, 2003, when compared to the same period in the prior year. The increase in operating expenses was primarily due to a $133,000 increase in salary and employee benefits, a $59,000 increase in building occupancy expenses, a $56,000 increase in the amortization of intangible asset and a $35,000 increase in other expenses. The increases in operating costs are primarily attributable to the operation of an additional branch location acquired in October 2002. Salaries and employee benefits were also impacted by an increase in pension benefit costs and an increase in the cost of health insurance benefits. In addition, the Company incurred $164,000 in unusual expenses in 2003 relating to personnel realignment. These increases were partially offset by a $31,000 decrease in professional and other services.

On June 18, 2003, the Board of Directors of Pathfinder Bancorp, Inc. declared a $0.10 per share cash dividend to shareholders of record as of June 30, 2003, payable on July 15, 2003.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has six full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.


This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.


                                                  PATHFINDER BANCORP, INC.
                                                    FINANCIAL HIGHLIGHTS
                                       (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                  For the three months                 For the six months
                                                                      ended June 30,                       ended June30,
                                                                      (Unaudited)                            (Unaudited)
                                                                 ----------------------  --------------------
                                                                       2003                 2002         2003         2002
                                                      ----------------------  --------------------  -----------  -----------
CONDENSED INCOME STATEMENT
Interest income. . . . . . . . . . . . . . . . . . .  $               3,877   $             3,913   $    7,878   $    7,903
Interest expense . . . . . . . . . . . . . . . . . .                  1,532                 1,729        3,132        3,519
                                                      ----------------------  --------------------  -----------  -----------
Net interest income. . . . . . . . . . . . . . . . .                  2,345                 2,184        4,746        4,384
Provision for loan losses. . . . . . . . . . . . . .                    260                   907          366        1,070
                                                      ----------------------  --------------------  -----------  -----------
Net interest income after provision for loan losses.                  2,085                 1,277        4,380        3,314
Other income . . . . . . . . . . . . . . . . . . . .                    974                 1,112        1,539        1,511
Other expense. . . . . . . . . . . . . . . . . . . .                  2,340                 1,890        4,542        3,575
                                                      ----------------------  --------------------  -----------  -----------
Income before taxes. . . . . . . . . . . . . . . . .                    719                   499        1,377        1,250
(Benefit) provision for income taxes . . . . . . . .                    203                   139          367          339
                                                      ----------------------  --------------------  -----------  -----------
Net (loss) income. . . . . . . . . . . . . . . . . .  $                 516   $               360   $    1,010   $      911
                                                      ======================  ====================  ===========  ===========

KEY EARNINGS RATIOS
Return on average assets . . . . . . . . . . . . . .                   0.75%                 0.57%        0.74%        0.73%
  RETURN ON AVERAGE ASSETS - CASH EARNINGS*. . . . .                   0.83%                 0.60%        0.82%        0.76%
Return on average equity . . . . . . . . . . . . . .                   9.70%                 6.21%        9.43%        7.95%
  RETURN ON AVERAGE EQUITY - CASH EARNINGS*. . . . .                  10.69%                 6.54%       10.42%        8.27%
Net interest margin (tax equivalent) . . . . . . . .                   3.75%                 3.82%        3.82%        3.88%


SHARE AND PER SHARE DATA
Basic weighted average shares outstanding. . . . . .              2,416,888             2,576,766    2,431,556    1,574,158
Basic earnings per share . . . . . . . . . . . . . .  $                0.21                  0.14   $     0.42   $     0.36
Diluted earnings per share . . . . . . . . . . . . .                   0.21                  0.14         0.41         0.35
  CASH EARNINGS PER SHARE - BASIC* . . . . . . . . .                   0.24                  0.15         0.46         0.37
Cash dividends per share . . . . . . . . . . . . . .                   0.10                  0.07         0.20         0.14
Book value per share . . . . . . . . . . . . . . . .                      -                     -         8.84         8.64

                                                                 (Unaudited). . . . . .             (Unaudited)  (Unaudited)
                                                                    June 30, . . . .  December 31,     June 30,    June 30,
                                                                       2003                  2002         2002         2001
                                                      ----------------------  --------------------  -----------  -----------
SELECTED BALANCE SHEET DATA
Assets . . . . . . . . . . . . . . . . . . . . . . .  $             283,128   $           279,056   $  258,123   $  235,422
Earning assets . . . . . . . . . . . . . . . . . . .                258,761               253,319      237,112      216,263
Total loans. . . . . . . . . . . . . . . . . . . . .                184,641               180,482      176,150      150,875
Deposits . . . . . . . . . . . . . . . . . . . . . .                204,523               204,522      177,346      169,276
Borrowed Funds . . . . . . . . . . . . . . . . . . .                 48,160                42,860       49,441       42,076
Trust Preferred Debt . . . . . . . . . . . . . . . .                  5,000                 5,000        5,000            -
Shareholders' equity . . . . . . . . . . . . . . . .                 21,488                23,230       23,076       21,290

ASSET QUALITY RATIOS
Net loan charge-offs to average loans. . . . . . . .                   0.33%                 0.89%        0.64%        0.35%
Allowance for loan losses to period end loans. . . .                   0.86%                 0.82%        1.25%        1.01%
Allowance for loan losses to nonperforming loans . .                 124.37%                86.57%       61.15%       81.58%
Nonperforming loans to period end loans. . . . . . .                   0.69%                 0.95%        2.01%        1.24%
Nonperforming assets to total assets . . . . . . . .                   1.01%                 1.11%        1.54%        1.25%



* Cash earnings excludes noncash charges for amortization relating to intangibles and the allocation of ESOP stock